UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2017 (February 6, 2017)

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1501 Broadway, 8th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 2.02. Results of Operations and Financial Condition.

On February 9, 2017, Tremor Video, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2016. The Company’s press release is furnished as Exhibit 99.1 to this report.

The information included in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2017, the Company announced that William Day has resigned as the Company’s President and Chief Executive Officer, effective immediately, and will resign as a member of the Company’s board of directors, or the Board, effective March 1, 2017.

The Company announced that Paul Caine has been appointed as Interim Chief Executive Officer.  Mr. Caine has served as a director and a member of the audit committee of the Board since June 2014, and as its Non-Executive Chairman since July 2016.   In connection with his appointment to Interim CEO, Mr. Caine resigned from his roles as Non-Executive Chairman and as a member of the audit committee of the Board.  Mr. Caine will continue to serve as a director during his service as Interim CEO.

James Rossman, who has served as a member of the Board since January 2011, and currently serves on the nominating and corporate governance committee and as chairman of the compensation committee, will replace Mr. Caine on the audit committee.

On February 6, 2017, the Company and Mr. Day entered into an agreement (the “Transition Agreement”) governing the terms of his transition.  The Transition Agreement provides that Mr. Day will serve as a special advisor to the Company and the Board through June 1, 2017 (the “Transition End Date”), and will remain employed, with his current operational responsibilities, through March 1, 2017. Subject to Mr. Day’s compliance with the Transition Agreement, Mr. Day will continue to receive his current base salary and be eligible to participate in the Company’s benefit plans (or be reimbursed for any COBRA premiums) through the Transition End Date. Mr. Day will not be entitled to participate in the Company’s annual bonus plan for 2017.  The Transition Agreement further provides that Mr. Day will continue to vest in his equity awards through the Transition End Date.  Following the Transition End Date, Mr. Day’s equity will be treated in accordance with their terms, except that the Company has agreed to amend the terms of his options granted on February 24, 2014, February 23, 2015, and May 29, 2015 to provide that Mr. Day shall be entitled to exercise such options for a period of one year from the Transition End Date. Mr. Day will be bound by a confidentiality covenant, a 12-month non-compete obligation and a 12-month non-solicitation obligation following termination of his employment.

In connection with Mr. Caine’s appointment as Interim CEO, on February 6, 2017, the Company entered into an offer letter with Mr. Caine (the “Caine Offer Letter”).  Under the terms of the Caine Offer Letter, Mr. Caine will be paid a one-time bonus of $86,000 and will be paid a salary of $66,667 per month.  Mr. Caine will also be entitled to participate in the Company’s benefit plans.   During his service as Interim CEO, Mr. Caine will not be entitled to receive any cash payments pursuant to the Company’s Non-Employee Director Compensation Plan, but he will continue to vest in any equity awards that were issued to him in connection with his service as a director.

On February 7, 2017, the Company entered into amendments to the offer letters (each, an “Offer Letter Amendment”) with each of Adam Lichstein, the Company’s President, Seller Platforms, Lauren Wiener, the Company’s President, Buyer Platforms, and John Rego, the Company’s Chief Financial Officer (each, an “Executive”).

Each Offer Letter Amendment provides that if, during the period beginning on the date that is two months before a change in control (as defined in the Offer Letter Amendment) and ending on the date that is twelve months following a change in control (the “change in control period”),  the Company terminates the Executive’s employment for any reason other than for cause (as defined in the Offer Letter Amendment), death or disability (as defined in the Offer Letter Amendment), or the Executive resigns for good reason (as defined in the Offer Letter Amendment) (each, a “Qualified Separation”), the Executive is entitled to receive the following severance benefits: (1) 12 months of continued salary; (2) a pro-rated portion of that year’s target bonus and any earned but unpaid bonuses from prior periods; and (3) paid COBRA coverage for up to 12 months.  Additionally, if a Qualified Separation occurs within the change in control period, the Executive is entitled to acceleration of 100% of the unvested shares subject to any equity award granted by the Company.

Each Offer Letter Amendment further provides that if the Executive has a Qualified Separation outside of the change in control period, the Executive is entitled to receive the following severance benefits: (1) six months of continued salary; (2) a pro-rated portion of that year’s target bonus and any earned but unpaid bonuses from prior periods; and (3) paid COBRA coverage for up to six months.

In order to receive any of the severance benefits described above, the Executive must deliver a general release of claims to the Company and continue to comply with their confidentiality and invention assignment agreement.

The Offer Letter Amendment for Ms. Wiener provides that she will receive a bonus payment in the amount of $100,000 in the event that she remains employed with the Company through June 30, 2017 and that she will be eligible to receive an additional one-time bonus, in an amount up to $150,000, based on achievement of certain objectives.  In addition, she will continue to be eligible to participate in the Company’s 2017 annual bonus program.

The foregoing descriptions of the Transition Agreement, Caine Offer Letter and Offer Letter Amendments is summary in nature, and is subject to, and qualified in its entirety by, the full text of each such document, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby furnishes the following exhibit:

99.1 Press release dated February 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: February 9, 2017	By:	/s/ JOHN REGO
Chief Financial Officer